For Further Information:

                                                                      Lew Nevins
                                                                  (713) 512-6228

                                                                     Cherie Rice
                                                                  (713) 512-6548



             USA WASTE SERVICES AND WASTE MANAGEMENT COMPLETE MERGER

               HOUSTON, TEXAS (July 16, 1998) -- USA Waste Services, Inc. and Waste Management, Inc. announced that their proposed merger transaction was completed today. USA Waste has changed its name to "Waste Management, Inc." and Waste Management has changed its name to "Waste Management Holdings, Inc."

               The last trading day for the common shares of both USA Waste Services and Waste Management will be today, July 16, 1998. Common shares of the new Waste Management, Inc. will begin trading on July 17, 1998 on the New York Stock Exchange under the ticker symbol "WMI".